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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                        OF PILOT NETWORK SERVICES, INC.


The undersigned, M. Marketta Silvera and William C. Leetham, hereby certify that:

1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Pilot Network Services, Inc., a Delaware corporation (the "Corporation").

2. The Certificate of Incorporation of this Corporation was originally filed with the Secretary of State of Delaware on July 1, 1998.

3. The Certificate of Incorporation of this Corporation shall be restated to read in full as follows:

                                   ARTICLE I

The name of the Corporation is Pilot Network Services, Inc.

                                  ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

(a) This Corporation is authorized to issue two classes of shares to be designated respectively "Common Stock" and "Preferred Stock," and each class shall have a par value of $0.001 per share. The total number of shares of Common Stock authorized is 40,000,000, and the total number of shares of Preferred Stock authorized is 2,000,000.
(b) Any shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to determine the designation and the number of shares of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including, without limitation, the dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences, and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE IV

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

                                   ARTICLE V

The Corporation is to have perpetual existence.


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                                  ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in this Restated Certificate of Incorporation. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws: 2.3 (Special Meeting), 2.5 (Advance Notice of Stockholder Nominees) and 2.6 (Advance Notice of Stockholder Business) by the stockholders of this Corporation.

                                  ARTICLE VII

The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                 ARTICLE VIII

The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.

                                  ARTICLE XI

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XII

Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles VI through XIV. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the


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manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE XIII

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article XIII, shall eliminate or reduce the effect of this Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                  ARTICLE XIV

"Listing Event" as used in this Restated Certificate of Incorporation shall mean the Corporation becoming a "Listed Corporation" within the meaning of Section
301.5 of the California Corporations Code. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the occurrence of the Listing Event:

(i) The number of directors which shall constitute the entire Board of Directors, and the number of directors in each class, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Until changed by a resolution of the Board of Directors, Class I shall consist of three directors, each of whom shall be designated by the Board of Directors, and Class II shall consist of two directors, each of whom shall be designated by the Board of Directors.

      The Board of Directors shall be divided into two classes, designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Listing Event, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the Listing Event, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

      Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.
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(ii)   There shall be no right with respect to shares of stock of the
       Corporation to cumulate votes in the election of directors.

(iii) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of the Voting Stock."

Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates, but does not further amend, the provisions of this Corporation's Certificate of Incorporation, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted by written consent of the Board of Directors of this Corporation without a vote of the stockholders.

Executed at Alameda, California on September 29, 1998.


                                  /s/ M. Marketta Silvera
                                  -----------------------
                                  M. Marketta Silvera,
                                  Chief Executive Officer


                                  /s/ William C. Leetham
                                  ----------------------
                                  William C. Leetham,
                                  Secretary